Exhibit 8.1

DLA Piper LLP (US)
The Marbury Building
6225 Smith Avenue
Baltimore, Maryland 21209-3600 www.dlapiper.com

T 410.580.3000
F 410.580.3001

December 12, 2014

Getty Realty Corp.

Two Jericho Plaza

Suite 110

Jericho, New York 11753

Re:	Tax Opinion Regarding REIT Qualification of Getty Realty Corp.

Ladies and Gentlemen:

We have acted as counsel for Getty Realty Corp., a Maryland corporation (the “Company”), and have been requested to render this opinion in connection with the Registration Statement on Form S-3 of the Company (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on December 12, 2014, including the preliminary prospectus included therein at the time the Registration Statement is declared effective (the “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”), for registration by the Company of $350,000,000 aggregate initial offering price of Securities (as defined below).

As used herein, the term “Securities” includes (i) senior, senior subordinated, or subordinated debt securities of the Company (the “Debt Securities”) consisting of debentures, notes, bonds and/or other evidences of indebtedness to be issued in one or more series, (ii) shares of preferred stock of the Company in one or more classes or series as designated by the Company (the “Preferred Stock”), (iii) shares of common stock, par value $0.01 per share of the Company (the “Common Stock”), (iv) warrants to purchase Debt Securities, Preferred Stock or Common Stock of the Company, as designated by the Company at the time of the offering (collectively, the “Warrants”) and (v) units comprised of one or more Debt Securities, shares of Common Stock, shares of Preferred Stock and/or Warrants of the Company, in any combination.

In connection with the Registration Statement, you have requested our opinion regarding:

1.	Whether the Company has been organized in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), commencing with the Company’s taxable year ending December 31, 2010, and whether the Company’s proposed method of operations will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

2.	Whether the discussion in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations” that describes applicable U.S. federal income tax law is correct in all material respects as of the date hereof.

Getty Realty Corp.

December 12, 2014

In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Reviewed Documents”):

(1)	The charter of the Company, filed with State Department of Assessments and Taxation of the State of Maryland, as amended and supplemented to the date hereof, and as in full force and effect on the date hereof (the “Charter”);

(2)	the Bylaws of the Company, as in effect on the date hereof (the “Bylaws”);

(3)	the Registration Statement; and

(4)	such other documents as may have been presented to us by the Company from time to time.

In addition, we have relied upon the factual representations contained in the Company’s certificate, dated as of the date hereof (the “Officer’s Certificate”), executed by a duly appointed officer of the Company, setting forth certain representations relating to the organization and operation of the Company and its subsidiaries.

For purposes of our opinion, we have not made an independent investigation of the facts set forth in the documents we reviewed. We consequently have assumed that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts relevant to our opinions. Any representation or statement in any document upon which we rely that is made “to the best of our knowledge” or otherwise similarly qualified is assumed to be correct. Any alteration of such facts may adversely affect our opinions.

In our review, we have assumed, with your consent, that all of the representations and statements of a factual nature set forth in the documents we reviewed are true and correct, and all of the obligations imposed by any such documents on the parties thereto have been and will be performed or satisfied in accordance with their terms. We have also assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made.

The opinion set forth in this letter is based on relevant provisions of the Code, the regulations promulgated thereunder by the U.S. Department of the Treasury (“Regulations”) (including proposed and temporary Regulations), and interpretations of the foregoing as expressed in court decisions, the legislative history and existing administrative rulings and practices of the Internal Revenue Service (including its practices and policies in issuing private letter rulings, which are not binding on the Internal Revenue Service (“IRS”) except with respect to a taxpayer that receives such a ruling), all as of the date hereof.

In rendering the opinion, we have assumed that the transactions contemplated by the Reviewed Documents will be consummated in accordance with the terms and provisions of such Reviewed Documents, and that such Reviewed Documents accurately reflect the material facts of such transactions. In addition, this opinion is based on the correctness of the following specific assumption:

(1)	The Company and its subsidiaries will each be operated in the manner described in the Charter, the Bylaws and the other organizational documents of each of its subsidiaries and all terms and provisions of such documents will be complied with by all parties thereto.

(2)	The Company qualified as a REIT under the Code at all times from January 1, 2001 through December 31, 2009.

Getty Realty Corp.

December 12, 2014

It should be noted that the Code and other statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions. Furthermore, if the facts vary from those relied upon (including any representations, warranties, covenants or assumptions upon which we have relied are inaccurate, incomplete, breached or ineffective), our opinion contained herein could be inapplicable. As noted in the Registration Statement, the Company’s qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, its distribution levels and diversity of stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of the operations of the Company for any one taxable year will satisfy all requirements for qualification and taxation as a REIT under the Code.

Based upon and subject to the foregoing, it is our opinion that:

1.	Since the commencement of the taxable year which began January 1, 2010 through the taxable year ending December 31, 2013, the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its actual method of operation has enabled, and its proposed method of organization and operation will enable, it to continue to meet the requirements for qualification and taxation as a REIT for its current and subsequent taxable years.

2.	The discussion in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations” that describes applicable U.S. federal income tax law is correct in all material respects as of the date hereof.

This opinion is limited to the matters specifically discussed herein, which are the only matters to which you have requested our opinion. Other than as expressly stated above, we express no opinion on any issue relating to the Company or to any investment therein.

We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion letter, and we are not undertaking to update this opinion letter from time to time. You should be aware that an opinion of counsel represents only counsel’s best legal judgment, and has no binding effect or official status of any kind, and that no assurance can be given that contrary positions may not be taken by the IRS or that a court considering the issues would not hold otherwise.

Getty Realty Corp.

December 12, 2014

This opinion is rendered by us at the request of the Company in connection with the offering of the Shares. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, and to the reference to this firm under the caption “Material U.S. Federal Income Tax Considerations” and “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

DLA PIPER LLP (US)

/s/ DLA PIPER LLP (US)